Exhibit 99.1
SelectQuote, Inc. Reports Second Quarter of Fiscal Year 2022 Results

Second Quarter of Fiscal Year 2022 - Consolidated Earnings Highlights

•Revenue of $195.0 million
•Net Loss of $137.0 million
•Adjusted EBITDA* of $(163.3) million
•Excluding the $(145) million cohort/tail adjustment, Revenue of $340 million*
•Excluding the $(145) million cohort/tail adjustment, Adjusted EBITDA* of $(18.3) million

•Updating Full-Year Fiscal 2022 Revenue, Net Loss and Adjusted EBITDA Guidance:
◦Revenue expected in a range of $810 million to $850 million
◦Net Loss expected in a range of $255 million to $236 million
◦Adjusted EBITDA* expected in a range of $(260) million to $(235) million

Second Quarter of Fiscal Year 2022 - Segment Highlights

Senior
•Revenue of $158.0 million
•Adjusted EBITDA* of $(148.6) million
•Approved Medicare Advantage policies grew 27% Year-Over-Year
•Excluding the $(145) million cohort/tail adjustment, Revenue of $303.0 million*
•Excluding the $(145) million cohort/tail adjustment, Adjusted EBITDA* of $(3.6) million

Life
•Revenue of $32.8 million
•Final expense premiums grew 82% Year-Over-Year

Auto & Home
•Revenue of $6.1 million
•Total Auto & Home premiums declined 20% Year-Over-Year

OVERLAND PARK, Kan., February 7, 2022--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the second quarter of fiscal year 2022 of $195.0 million compared to consolidated revenue for the second quarter of fiscal year 2021 of $357.6 million. Consolidated net loss for the second quarter of fiscal year 2022 was $137.0 million compared to consolidated net income for the second quarter of fiscal year 2021 of $89.9 million. Finally, consolidated Adjusted EBITDA* for the second quarter of fiscal year 2022 was $(163.3) million, compared to consolidated Adjusted EBITDA* for the second quarter of fiscal year 2021 of $128.8 million.

Chief Executive Officer Tim Danker commented, “SelectQuote faced a series of unexpected challenges in our core Senior segment this Medicare Advantage season. Overall parity in Medicare Advantage plan features along with delayed hiring drove considerably lower close rates, which negatively impacted profitability. In addition, we recognized a $145 million downward cohort/tail adjustment based primarily on higher intra-year lapse rates and overall lower persistency from the January 2022 renewals. Based on that data, the potential risk discussed during our fourth quarter earnings call in August 2021 was accelerated.”

Mr. Danker continued, “SelectQuote is committed to our Senior distribution business and the large value opportunity it presents in tandem with our growing Population Health initiative. That said, the disappointing performance year-to-date will result in changes to our strategy, with a focus on driving efficiencies. We aim to reduce earnings volatility and downside risk through a reset of our growth and operating leverage philosophy. Moving forward, growth will be more focused on cash flow and predictability. We are confident in our ability to deliver value to shareholders despite a challenging year and look forward to proving our potential beyond fiscal 2022.”

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA* is calculated as total revenue for the applicable segment less: direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$157,967	$315,510	(50)%	$264,287	$388,709	(32)%
Adjusted EBITDA*	(148,635)	134,555	(210)%	(181,606)	143,457	(227)%
Adjusted EBITDA Margin*	(94)%	43%		(69)%	37%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take, such as providing additional information, before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	340,317	246,548	38%	436,106	294,539	48%
Medicare Supplement	3,117	13,273	(77)%	4,929	20,549	(76)%
Dental, Vision and Hearing	53,432	43,020	24%	82,036	63,062	30%
Prescription Drug Plan	4,241	6,250	(32)%	5,114	8,675	(41)%
Other	2,967	3,939	(25)%	6,529	5,822	12%
Total	404,074	313,030	29%	534,714	392,647	36%

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	265,538	208,714	27%	349,654	251,187	39%
Medicare Supplement	2,097	10,451	(80)%	3,495	16,776	(79)%
Dental, Vision and Hearing	44,542	33,614	33%	66,765	49,853	34%
Prescription Drug Plan	3,352	4,815	(30)%	4,220	7,447	(43)%
Other	2,483	3,256	(24)%	5,363	5,080	6%
Total	318,012	260,850	22%	429,497	330,343	30%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(dollars per policy):	2021	2020	% Change	2021	2020	% Change
Medicare Advantage	$922	$1,268	(27)%	$936	$1,251	(25)%
Medicare Supplement	1,347	1,233	9%	1,384	1,248	11%
Dental, Vision and Hearing	112	138	(19)%	125	148	(16)%
Prescription Drug Plan	218	232	(6)%	237	235	1%
Other	9	127	(93)%	64	130	(51)%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represents all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per-MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended December 31,
(dollars per approved policy):	2021	2020	% Change
Medicare Advantage and Medicare Supplement approved policies	574,682	394,032	46%
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$1,067	$1,276	(16)%
Other commission per MA/MS policy	33	39	(15)%
Other per MA/MS policy	(49)	168	(129)%
Total revenue per MA/MS policy	1,051	1,483	(29)%
Total operating expenses per MA/MS policy	(1,193)	(916)	30%
Adjusted EBITDA per MA/MS policy*	$(142)	$567	(125)%
Adjusted EBITDA Margin per MA/MS policy*	(14)%	38%	(135)%
Revenue/CAC multiple	1.9X	3.2X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$32,780	$35,666	(8)%	$80,211	$77,094	4%
Adjusted EBITDA*	1,850	5,705	(68)%	4,153	14,787	(72)%
Adjusted EBITDA Margin*	6%	16%		5%	19%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Term Premiums	$15,548	$18,888	(18)%	$31,057	$37,742	(18)%
Final Expense Premiums	21,134	11,631	82%	55,186	31,450	75%
Total	$36,682	$30,519	20%	86,243	69,192	25%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2021	2020	% Change	2021	2020	% Change
Revenue	$6,135	$7,241	(15)%	$13,604	$16,779	(19)%
Adjusted EBITDA*	1,435	2,150	(33)%	2,808	5,767	(51)%
Adjusted EBITDA Margin*	23%	30%		21%	34%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands):	2021	2020	% Change	2021	2020	% Change
Premiums	$10,585	$13,255	(20)%	$23,843	$30,155	(21)%

Revision

The Company discovered that the first year provision for certain final expense policies offered by one of our insurance carrier partners should previously have been accrued based on a higher lapse rate. We identified approximately $2 million of additional provision that should have been accrued in fiscal year 2020, $6.1 million in fiscal year 2021 and $2.4 million in the first quarter of fiscal year 2022. The method of accruing the provision for the particular product has been corrected, and the figures reported in this release reflect the accrual of $1.4 million in the first quarter of fiscal year 2021, $0.7 million in the second quarter of fiscal 2021 and $2.4 million in the first quarter of fiscal year 2022. Management believes the foregoing correction is not material to prior period results. The reconciliation of these corrections will be included in our Form 10-Q for the period ended December 31, 2021.

*See reconciliation from GAAP to non-GAAP measures starting on page 11.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Monday, February 7, 2022, beginning at 5 p.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/1649099. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from leading, nationally-recognized carriers, as well as prescription drug plans, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Kelly Hale
913-653-4375
kelly.hale@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2021	June 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$193,357	$286,454
Accounts receivable	149,399	105,298
Commissions receivable-current	202,289	89,120
Other current assets	10,511	4,486
Total current assets	555,556	485,358
COMMISSIONS RECEIVABLE	683,516	756,777
PROPERTY AND EQUIPMENT—Net	42,676	29,510
SOFTWARE—Net	15,009	12,611
OPERATING LEASE RIGHT-OF-USE ASSETS	30,571	31,414
INTANGIBLE ASSETS—Net	37,727	40,670
GOODWILL	73,732	68,019
OTHER ASSETS	6,046	1,436
TOTAL ASSETS	$1,444,833	$1,425,795

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,579	$34,079
Accrued expenses	22,904	20,676
Accrued compensation and benefits	43,384	40,909
Operating lease liabilities—current	5,251	5,289
Current portion of long-term debt	7,169	2,360
Other current liabilities	9,120	5,504
Total current liabilities	135,407	108,817
LONG-TERM DEBT, NET—less current portion	700,350	459,043
DEFERRED INCOME TAXES	76,942	139,241
OPERATING LEASE LIABILITIES	36,951	38,392
OTHER LIABILITIES	2,779	11,743
Total liabilities	952,429	757,236

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,640	1,635
Additional paid-in capital	551,002	544,771
Retained earnings (accumulated deficit)	(62,236)	121,924
Accumulated other comprehensive income	1,998	229
Total shareholders’ equity	492,404	668,559
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,444,833	$1,425,795

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
REVENUE:
Commission	$140,701	$320,265	$272,956	$425,415
Production bonus and other	54,280	37,300	79,552	54,924
Total revenue	194,981	357,565	352,508	480,339

OPERATING COSTS AND EXPENSES:
Cost of revenue	148,108	84,121	240,273	135,166
Marketing and advertising	193,246	132,206	283,923	182,006
General and administrative	20,147	13,043	43,539	25,245
Technical development	6,386	4,750	12,239	8,598
Total operating costs and expenses	367,887	234,120	579,974	351,015

INCOME (LOSS) FROM OPERATIONS	(172,906)	123,445	(227,466)	129,324

INTEREST EXPENSE, NET	(10,587)	(6,782)	(19,122)	(13,543)
OTHER EXPENSE, NET	(51)	(416)	(153)	(1,196)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	(183,544)	116,247	(246,741)	114,585
INCOME TAX EXPENSE (BENEFIT)	(46,536)	26,391	(62,580)	24,994

NET INCOME (LOSS)	$(137,008)	$89,856	$(184,161)	$89,591

NET INCOME (LOSS) PER SHARE:
Basic	$(0.84)	$0.55	$(1.12)	$0.55
Diluted	$(0.84)	$0.54	$(1.12)	$0.54

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	163,966	162,645	163,829	162,546
Diluted	163,966	165,563	163,829	165,377

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Gain (loss) on cash flow hedge	1,775	116	1,769	(141)
OTHER COMPREHENSIVE INCOME (LOSS)	1,775	116	1,769	(141)
COMPREHENSIVE INCOME (LOSS)	$(135,233)	$89,972	$(182,392)	$89,450

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(184,161)	$89,591
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	11,278	6,937
Loss on disposal of property, equipment, and software	355	162
Share-based compensation expense	4,109	2,259
Deferred income taxes	(62,940)	24,879
Amortization of debt issuance costs and debt discount	2,974	1,644
Fair value adjustments to contingent earnout obligations	—	1,153
Non-cash lease expense	2,040	1,887
Changes in operating assets and liabilities:
Accounts receivable	(43,429)	(61,251)
Commissions receivable	(39,908)	(219,132)
Other assets	(5,555)	1,906
Accounts payable and accrued expenses	15,135	15,692
Operating lease liabilities	(2,676)	(1,245)
Other liabilities	(2,963)	32,370
Net cash used in operating activities	(305,741)	(103,148)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,904)	(5,768)
Purchases of software and capitalized software development costs	(5,231)	(3,449)
Acquisition of business	(6,927)	121
Investment in equity securities	(1,000)	—
Net cash used in investing activities	(31,062)	(9,096)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	50,000	—
Payments on revolving line of credit	(50,000)	—
Net proceeds from senior secured delayed draw term loan facility	242,000	—
Payments on other debt	(93)	(108)
Proceeds from common stock options exercised and employee stock purchase plan	2,271	391
Payments of tax withholdings related to net share settlement of equity awards	(144)	(5,320)
Payments of debt issuance costs	(328)	—
Payments of costs incurred in connection with private placement	—	(1,771)
Payments of costs incurred in connection with initial public offering	—	(3,911)
Net cash provided by (used in) financing activities	243,706	(10,719)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(93,097)	(122,963)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	286,454	368,870
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$193,357	$245,907

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended December 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$157,967	$32,780	$6,135	$(1,901)	$194,981
Operating expenses	(306,602)	(30,930)	(4,700)	(15,979)	(358,211)
Other expenses, net	—	—	—	(51)	(51)
Adjusted EBITDA	(148,635)	1,850	1,435	(17,931)	(163,281)
Share-based compensation expense					(1,894)
Non-recurring expenses					(1,602)
Depreciation and amortization					(6,175)
Loss on disposal of property, equipment, and software					(5)
Interest expense, net					(10,587)
Income tax benefit					46,536
Net loss					$(137,008)

	Three Months Ended December 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$315,510	$35,666	$7,241	$(852)	$357,565
Operating expenses	(180,955)	(29,961)	(5,091)	(12,746)	(228,753)
Other expenses, net	—	—	—	(21)	(21)
Adjusted EBITDA	134,555	5,705	2,150	(13,619)	128,791
Share-based compensation expense					(1,336)
Non-recurring expenses					(362)
Fair value adjustments to contingent earnout obligations					(395)
Depreciation and amortization					(3,590)
Loss on disposal of property, equipment, and software					(79)
Interest expense, net					(6,782)
Income tax expense					(26,391)
Net income					$89,856

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income (Loss) Reconciliation
(Unaudited)

	Six Months Ended December 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$264,287	$80,211	$13,604	$(5,594)	$352,508
Operating expenses	(445,893)	(76,058)	(10,796)	(29,330)	(562,077)
Other expenses, net	—	—	—	(153)	(153)
Adjusted EBITDA	(181,606)	4,153	2,808	(35,077)	(209,722)
Share-based compensation expense					(4,109)
Non-recurring expenses					(2,155)
Depreciation and amortization					(11,278)
Loss on disposal of property, equipment, and software					(355)
Interest expense, net					(19,122)
Income tax benefit					62,580
Net loss					$(184,161)

	Six Months Ended December 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$388,709	$77,094	$16,779	$(2,243)	$480,339
Operating expenses	(245,252)	(62,307)	(11,012)	(22,264)	(340,835)
Other expenses, net	—	—	—	(43)	(43)
Adjusted EBITDA	143,457	14,787	5,767	(24,550)	139,461
Share-based compensation expense					(2,259)
Non-recurring expenses					(822)
Fair value adjustments to contingent earnout obligations					(1,153)
Depreciation and amortization					(6,937)
Loss on disposal of property, equipment, and software					(162)
Interest expense, net					(13,543)
Income tax expense					(24,994)
Net income					$89,591

SELECTQUOTE, INC. AND SUBSIDIARIES
Revenue to Adjusted EBITDA - Senior Cohort/Tail Adjustment
(Unaudited)

	Three Months Ended December 31, 2021
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$157,967	$32,780	$6,135	$(1,901)	$194,981
Net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	145,000	—	—	—	145,000
Revenue, excluding net commission revenue adjustment from change in estimate for Senior cohort/tail adjustment	302,967	32,780	6,135	(1,901)	339,981
Operating expenses	(306,602)	(30,930)	(4,700)	(15,979)	(358,211)
Other expenses, net	—	—	—	(51)	(51)
Adjusted EBITDA	$(3,635)	$1,850	$1,435	$(17,931)	$(18,281)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2022:

(in thousands)	Range
Net Loss	$(255,000)	$(236,000)
Income tax benefit	(86,000)	(80,000)
Interest expense, net	43,000	43,000
Depreciation and amortization	22,000	22,000
Share-based compensation expense	11,000	11,000
Non-recurring expenses	5,000	5,000
Adjusted EBITDA	$(260,000)	$(235,000)